Exhibit 10.1

SEVERANCE AGREEMENT AND GENERAL RELEASE

This SEVERANCE AGREEMENT AND GENERAL RELEASE (hereinafter, “Agreement”) is entered into by and between PERRY ELLIS INTERNATIONAL, INC. (“PERRY ELLIS”), and PAUL ROSENGARD (“MR. ROSENGARD”).

WHEREAS, MR. ROSENGARD has been employed as President, Perry Ellis and Premium Brand pursuant to the terms of a written employment agreement between PERRY ELLIS and MR. ROSENGARD effective as of August 1, 2007 (hereinafter, the “Employment Agreement”); and

WHEREAS, the Employment Agreement between MR. ROSENGARD and PERRY ELLIS provides for severance pay in the event of the termination of MR. ROSENGARD’s employment; and

WHEREAS, MR. ROSENGARD has been notified of the termination of his employment; and

WHEREAS, the parties hereto desire to set forth in this Agreement the terms and conditions of the termination of MR. ROSENGARD’s employment and MR. ROSENGARD’s release and waiver of any and all claims that he has or could possibly have against PERRY ELLIS and the other persons and entities affiliated with PERRY ELLIS in exchange for the consideration described herein;

NOW, THEREFORE, the parties agree as follows:

1. Execution of Agreement and Effective Date. The recitals are incorporated herein. MR. ROSENGARD acknowledges that he has been given adequate written notice of the termination of his employment. This Agreement becomes effective and enforceable on the eighth day after it is signed by MR. ROSENGARD without revocation (the “Effective Date”).

2 . Benefits. In consideration for MR. ROSENGARD’s waiver of all claims in Paragraph 3 hereof, and the other promises made by MR. ROSENGARD in this Agreement, PERRY ELLIS will pay MR. ROSENGARD the following:

A. Lump Sum Severance Pay. PERRY ELLIS will pay MR. ROSENGARD the gross amount of Two Hundred, Sixty-Two Thousand, Five Hundred Dollars ($262,500.00), less applicable tax deductions. Such amount shall be paid in a lump sum within fifteen (15) days from the Effective Date.

B. Vacation Payout. PERRY ELLIS will pay MR. ROSENGARD the gross amount of Twenty Four Thousand Two Hundred Thirty Dollars ($24,230.00), less applicable tax deductions. Such amount represents the value of any and all of MR. ROSENGARD’s accrued but unused vacation leave of absence, and shall be paid in a lump sum within fifteen (15) days from the Effective Date.

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C. Limited Benefit Reimbursement. PERRY ELLIS will pay MR. ROSENGARD the gross amount of One Thousand, Eight Hundred, Seventy-Eight Dollars (1,878.00). The payment under this paragraph 2.C approximates the value of four months of health insurance and dental insurance premiums for MR. ROSENGARD’s current coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). PERRY ELLIS’ sole obligation under this paragraph is the payment of money to MR. ROSENGARD as described in the first sentence hereof. Nothing in this paragraph shall be construed to relieve MR. ROSENGARD of his obligation to timely elect COBRA coverage or timely make applicable COBRA insurance premium payments.

MR. ROSENGARD understands and acknowledges that he would not receive the benefits provided pursuant to this Paragraph 2 except for his execution of this Agreement, his waiver of claims against PERRY ELLIS, and the fulfillment of the promises contained herein.

3. Release of Claims. For the purposes of this Paragraph 3, “PERRY ELLIS” shall include Perry Ellis International, Inc., Supreme International, Inc., Jantzen, Inc., Salant Corporation, Perry Ellis Menswear, LLC, Tropical Sportswear, Inc., and any of their parent companies, subsidiaries, related or affiliated entities, and their respective owners, directors, officers, agents, employees and insurers. MR. ROSENGARD (including his heirs, assigns, agents, and representatives) knowingly and voluntarily waives any and all known and unknown rights and claims that he has or may have against PERRY ELLIS as of the date MR. ROSENGARD signs this Agreement, including but not limited to any claim(s) under any federal, state or local law, regulation, or ordinance, and any public policy, contract, or common law claims, including any tort claims, and any claim(s) under:

•	The National Labor Relations Act;

•	Title VII of the Civil Rights Act of 1964;

•	Sections 1981 through 1988 of Title 42 of the United States Code;

•	The Employee Retirement Income Security Act of 1974;

•	The Immigration Reform and Control Act of 1986;

•	The Americans with Disabilities Act of 1990;

•	The Fair Labor Standards Act;

•	The Age Discrimination in Employment Act of 1967;

•	The Older Workers Benefit Protection Act;

•	The Equal Pay Act of 1963;

•	The Occupational Safety and Health Act;

•	The Family and Medical Leave Act of 1993;

•	The New York Executive Law;

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•	The New York City Law;

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Any other federal, state or local civil or human rights law or any other federal, state or local law, regulation or ordinance including, but not limited to, any laws that regulate or govern the employment relationship; or

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Any public policy, contract, or common law claims, including any tort claims (e.g., negligent or intentional infliction of emotional distress, defamation, assault, battery, false imprisonment, wrongful termination, etc.) whether based on common law or otherwise.

•	Any claim or cause of action arising out of or related to any of the rights or obligations described in the Employment Agreement.

This waiver also bars any claim or demand for costs, fees, or other expenses including attorney’s fees incurred in connection with any of the above-referenced claims. The listing of claims waived in this Paragraph 3 is intended to be illustrative rather than exhaustive. Thus, MR. ROSENGARD acknowledges and agrees that this Agreement constitutes a full and final bar to any and all claims of any type that MR. ROSENGARD now has or may have against PERRY ELLIS. Notwithstanding the foregoing, nothing herein shall waive any right to apply for or receive government sponsored unemployment benefits, and PERRY ELLIS agrees that it will not contest any such claim for unemployment benefits by MR. ROSENGARD.

4. Cooperation. MR. ROSENGARD agrees to cooperate with PERRY ELLIS in effecting a smooth transition of the management of PERRY ELLIS with respect to the duties and responsibilities that MR. ROSENGARD performed for PERRY ELLIS. MR. ROSENGARD agrees to make himself available in connection with any request by PERRY ELLIS regarding matters of which MR. ROSENGARD has personal knowledge or which were within the purview of MR. ROSENGARD’s job responsibilities.

5. No Lawsuits. MR. ROSENGARD promises not to institute or have instituted on his behalf any lawsuit against PERRY ELLIS (as defined in Paragraph 3 hereof) based upon any claim that he is waiving in Paragraph 3 above. This Agreement is not intended to limit MR. ROSENGARD’s right of access to any government agency, nor MR. ROSENGARD’s right to participate in any investigation by any government agency. However, MR. ROSENGARD agrees that, with respect to the claims that he is waiving herein, he is waiving not only his right to recover money or other relief in any action that he might institute, but also that he is waiving his right to recover money or other relief in any action that might be brought on his behalf by any other person or entity, including but not limited to the United States Equal Employment Opportunity Commission or any other federal, state or local governmental agency or department.

6. No Disparagement. MR. ROSENGARD and PERRY ELLIS promise that they will not disparage each other (as defined in Paragraph 3 hereof). Specifically, MR. ROSENGARD promises that he will not contact the press or the media, or any of PERRY ELLIS’ current or former employees, directors, officers, agents, customers, vendors, or anyone that does business with PERRY

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ELLIS, with the purpose or effect of disparaging PERRY ELLIS’ good name and business reputation. PERRY ELLIS promises that if contacted for a reference, PERRY ELLIS will provide MR. ROSENGARD’s dates of employment, job title, and final compensation, and no other information. PERRY ELLIS’ executive staff promises that they will not contact the press or the media, or any of PERRY ELLIS’ current or former employees, directors, officers, agents, customers, vendors, or anyone that does business with PERRY ELLIS, with the purpose or effect of disparaging MR. ROSENGARD’s good name and business reputation. PERRY ELLIS promises that Oscar Feldenkreis will provide MR. ROSENGARD with a letter of recommendation within 30 days of the Effective Date in words chosen by Mr. Feldenkreis in his absolute discretion.

7. Consequences of Breach. MR. ROSENGARD and PERRY ELLIS agree that if they breach any of the promises they have made in this Agreement, the prevailing party will be entitled to recover its reasonable attorney’s fees and costs in any lawsuit or arbitration brought to enforce this Agreement.

8. Adequate Consideration. MR. ROSENGARD agrees that payment to him of the money pursuant to Paragraph 2 of this Agreement constitutes adequate and ample consideration for the rights and claims that he is waiving under this Agreement and for the obligations imposed upon him by virtue of this Agreement.

9. Non-Admission. MR. ROSENGARD and PERRY ELLIS agree that neither this Agreement nor the furnishing of the consideration for MR. ROSENGARD’s waiver of claims shall be deemed or construed at anytime for any purpose as an admission by PERRY ELLIS or MR. ROSENGARD of any liability or unlawful conduct of any kind.

10. Governing Law and Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Its language shall be construed as whole, according to its fair meaning, and not strictly for or against either party.

11. Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

12. Entire Agreement; Amendment. Except as expressly set forth herein, and except with regard to those written promises made by MR. ROSENGARD to PERRY ELLIS in paragraphs 9, 10, 11, 12, and 13 of his Employment Agreement with Perry Ellis with respect to confidential information, solicitation of employees, vendors, etc., or competition with PERRY ELLIS, this Agreement sets forth the entire agreement between PERRY ELLIS and MR. ROSENGARD and shall supersede any and all prior agreements or understandings between the parties, except as otherwise stated herein. This Agreement may not be amended except by a written agreement signed by the parties.

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13. Headings. Paragraph headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

14. Disputes. In the event of a dispute as to the interpretation, application or violation of this Agreement, it is understood and agreed that such dispute shall be submitted to final and binding arbitration in Miami-Dade County, Florida. MR. ROSENGARD consents to personal jurisdiction of the courts in Miami-Dade County, Florida, to enforce this paragraph and the terms of this Agreement.

15. Time To Consider Signing Agreement And Right To Revoke. MR. ROSENGARD acknowledges that he has been given up to forty-five (45) days to decide whether to sign this Agreement. MR. ROSENGARD understands and agrees that he may revoke this Agreement within seven (7) days of the date he signs it. Any such revocation must be in writing and personally delivered to Lystra Nottingham, c/o Perry Ellis International, Inc., 3000 N.W. 107th Avenue, Miami, Florida 33172, and must state “I revoke the Severance Agreement and General Release.” This Agreement will become effective on the eighth day after MR. ROSENGARD signs this Agreement without revoking it.

16. Information On Other Individuals. MR. ROSENGARD acknowledges that he has received, with this Agreement, a list of the job titles and ages of individuals in the same job classification or decisional unit that have been offered consideration in exchange for a waiver of claims (Exhibit 1), and another list of the job titles and ages of individuals in the same job classification or decisional unit who have not been offered consideration in exchange for a waiver of claims (Exhibit 2).

17. Encouragement to Consult Attorney. PERRY ELLIS hereby encourages MR. ROSENGARD to consult his attorney before signing this Agreement.

THE PARTIES HAVE READ, UNDERSTOOD AND FULLY CONSIDERED THE SEVERANCE AGREEMENT AND GENERAL RELEASE AND ARE MUTUALLY DESIROUS OF ENTERING INTO SUCH SEVERANCE AGREEMENT AND GENERAL RELEASE. HAVING ELECTED TO EXECUTE THIS SEVERANCE AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE BENEFITS SET FORTH IN PARAGRAPH 2 ABOVE, MR. ROSENGARD FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS SEVERANCE AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST PERRY ELLIS.

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IN WITNESS WHEREOF, the parties have executed this Severance Agreement and General Release as of the date set forth below.

PERRY ELLIS INTERNATIONAL, INC.		PAUL ROSENGARD

By:	/s/ Anita Britt	By:	/s/ Paul Rosengard
Date:	August 5, 2009	Date:	August 5, 2009

In the state of	New York	)
)
In the county of	New York	)

I HEREBY CERTIFY that on this day, before me, an officer duly authorized by law in the state and county aforesaid to administer oaths, personally appeared PAUL ROSENGARD, who is personally known to me.

SWORN TO AND SUBSCRIBED before me this 5 day of August, 2009.

/s/ Karolyn Richter
Notary Public No. 01R16180166

Karolyn Richter
Printed Name of Notary My Commission Expires: January 7, 2012

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